                                                                   Exhibit 10.29

                                 POOL GUARANTEE


     THIS POOL GUARANTEE (this "GUARANTEE") is made as of ____________________, 199_____ by Crestline Capital Corporation, a Maryland corporation ("CCC"), and _____________________, a Delaware corporation ("POOL PARENT") (individually a "GUARANTOR" and collectively the "GUARANTORS"), to and for the benefit of each of the entities listed on Schedule 1 attached hereto (as such Schedule 1 may be
                          ----------                          ----------
amended from time to time to reflect any entities that are landlords under any Leases (as hereinafter defined) added or deleted from Schedule 3 attached
                                                      ----------
hereto, collectively, the "LANDLORDS").

     WHEREAS, CCC is the owner of all of the capital stock of Pool Parent; and

     WHEREAS, Pool Parent is the owner, directly or through wholly owned subsidiaries, of all of the equity interests of each of the entities listed on
Schedule 2 attached hereto (as such Schedule 2 may be amended from time to time
----------                          ----------
to reflect any entities that are tenants under any Leases added or deleted from
Schedule 3 attached hereto, collectively, the "TENANTS"); and
----------

     WHEREAS, the Tenants and the Landlords have executed and delivered the leases (the "LEASES"), working capital notes, and other agreements and instruments listed on Schedule 3 attached hereto (as such Schedule 3 may be
                      ----------                          ----------
amended from time to time to reflect any addition or deletion of Leases on
Schedule 1 to the Pooling Agreement (as hereinafter defined)) and the Guarantors, Tenants, and Landlords have executed and delivered a Pooling and Security Agreement of even date herewith (as such agreement may be amended from time to time, the "POOLING AGREEMENT" and, together with the agreements and instruments listed on Schedule 3, the "AGREEMENTS"); and
                      ----------

     WHEREAS, each Landlord is willing to enter into the Agreements to which it is a party only upon the condition that it receive this guarantee of the Tenants' payment and performance under all of the Agreements;

     WHEREAS, the Guarantors desire to induce the Landlords to enter into the Leases, which may be reasonably expected to benefit, directly or indirectly, the Guarantors;

     WHEREAS, certain capitalized terms used herein are defined in Section 11 of this Guarantee.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Landlords to enter into the Agreements to which they are a party, the Guarantors jointly and severally agree as follows:

  1. GUARANTEE OF OBLIGATIONS

     The Guarantors unconditionally and absolutely guarantee the due and punctual payment of rent and all other the monies due or which may become due under the Agreements, and the due and punctual performance and observance by the Tenants or any

Guarantor of all of the other terms, covenants and conditions of the Agreements to be performed by any Tenant, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants and conditions thereof now or at any time hereafter made or granted, and including obligations that, but for any automatic stay under Section 362(a) of the Bankruptcy Code (11 U.S.C. (S)101 et seq.) (or other successor provision), would become due. All payments due hereunder shall be made in accordance with the procedures set forth in the Pooling Agreement, and payment in accordance with such procedures shall be deemed to satisfy the obligations of the Guarantors hereunder.

  2. LIMIT OF CCC'S LIABILITY

     Notwithstanding any provisions of this Guarantee to the contrary (except as specifically stated), the obligations and liabilities of CCC under this Guarantee shall at all times be subject to the CCC Limit of Liability; provided that the CCC Limit of Liability shall not limit the obligation of CCC (i) to guarantee repayment of funds misappropriated or wrongfully applied by Pool Parent or any Tenant or Tenant Member (as defined in the Pooling Agreement) in violation of the provisions of the Pooling Agreement, but only to the extent of the funds misappropriated or wrongfully applied, or (ii) to pay for any losses of Landlords resulting from the fraud of Pool Parent or any Tenant or Tenant Member, or (iii) to discharge any liens on any property of Pool Parent or any Tenant existing in violation of the obligations of Pool Parent or any Tenant under the Pooling Agreement or any applicable Lease (the obligations described in clauses (i), (ii), and (iii), collectively, the "SPECIAL GUARANTEE OBLIGATIONS").

  3. COLLATERAL

     The obligations of Pool Parent hereunder are secured by the pledge of certain accounts and other collateral pursuant to the Pooling Agreement.

  4. CERTAIN WAIVERS

     The Guarantors waive diligence, presentment, protest, notice of dishonor, demand, extension of time for payment, notice of non-payment at maturity and indulgences and notices of every kind, and consent to any and all forbearances and extensions of time of payment of any monies due or which may become due under the Agreements, and to any and all changes in terms, covenants and conditions of the Agreements; it being the intention hereof that each Guarantor shall remain liable as a principal until the full amount of all sums payable under the Agreements shall have been fully paid, the terms, covenants and conditions of the Agreements shall have been performed and observed by the Tenants and each Guarantor and all other amounts payable under this Guarantee shall have been fully paid, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantors, or any one or more of them.

  5. OBLIGATIONS UNCONDITIONAL

     (a) The Guarantors agree that the obligation of each Guarantor as a Guarantor shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any one or more of the Tenants or their respective estates in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

     (b) The Guarantors agree that any one or more of the Landlords shall have the full right, in its or their sole discretion and without any notice to or consent from the Guarantors, from time to time and at any time and without affecting, impairing or discharging, in whole or in part, the liability of the Guarantors hereunder: (i) to make any change, amendment or modification whatsoever of any of the terms or conditions of any one or more of the Agreements; (ii) to extend, in whole or in part, by renewal or otherwise, and on one or any number of occasions, the time for the payment of any amount pursuant to any one or more of the Agreements or for the performance of any term or condition of any one or more of the Agreements; (iii) to settle, compromise, release, substitute, surrender, modify or impair, to enforce and exercise, or to fail or refuse to enforce or exercise, any claims, rights or remedies, of any kind or nature, which any one or more of the Landlords may at any time have against any one or more of the Tenants or any Guarantor, or with respect to any security interest of any kind held by any one or more of the Landlords at any time, whether under any one or more of the Agreements or otherwise; (iv) to release, substitute, surrender or enforce any security interest of any kind held by any one or more of the Landlords at any time, and to collect and retain or liquidate any collateral subject to such security interest, whether under this Guarantee or otherwise; and (v) to apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any one or more of the Tenants to any one or more of the Landlords regardless of what liabilities of any one or more of the Tenants remain unpaid.

  6. OBLIGATIONS INDEPENDENT

     The Guarantors agree that the Guarantors' obligations hereunder are irrevocable, are joint and several (except as the obligations of CCC may be limited under Section 2), and are independent of the obligations of any one or more of the Tenants; that a separate action or actions may be brought and prosecuted against the Guarantors or any one or more of them regardless of whether any action is brought against any one or more of the Tenants (or against any other Guarantor) or whether any one or more of the Tenants (or any other Guarantor) is joined in any such action or actions; and that the Guarantors waive the benefit of any statute of limitations affecting their liability hereunder or the enforcement hereof.

  7. NO SUBROGATION

     The Guarantors agree that the Guarantors shall have no right of subrogation whatever with respect to the payment and performance obligations of the Tenants under the Agreements or to any collateral securing such payment and performance obligations unless and until such payment and performance obligations have been paid and performed in full.

  8. REMEDIES

     (a) The Guarantors agree that this Guarantee is a continuing guaranty and that all liabilities which are guaranteed by the Guarantors hereunder shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Landlord would otherwise have. No notice to or demand on any one or more of the Guarantors in any case shall entitle any one or more of the Guarantors to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Landlord to any other or further action in any circumstances without notice or demand.

     (b) The Guarantors agree that in the event that any one or more of the Landlords retain or engage an attorney or attorneys to enforce this Guarantee and one or more of the Landlords prevail in such enforcement action, the Guarantors will reimburse the Landlords for all expenses incurred, including reasonable attorneys' fees and disbursements, without regard to the CCC Limit of Liability set forth in Section 2. In the event that the Guarantors prevail in any such enforcement action, the Landlords bringing such action will reimburse the Guarantors for all expenses incurred, including reasonable attorneys' fees and disbursements. If the Guarantors commence an action to enforce their rights hereunder, the parties prevailing in such action shall be reimbursed by the parties losing such action for all expenses incurred, including reasonable attorneys' fees and disbursements, without regard to the CCC Limit of Liability.

  9. BENEFIT OF GUARANTEE

     The Guarantors agree that this Guarantee shall inure to the benefit of and may be enforced by each of the Landlords and its respective successors, transferees and assigns, and shall be binding upon and enforceable against the Guarantors and the Guarantors' successors or assigns. Without limiting the generality of the foregoing, the Guarantors further agree that each Landlord may assign or otherwise transfer its rights under the Agreements or any interest in any of the foregoing to any person or entity (including any lender or other creditor of such Landlord), and such other person or entity shall thereupon become vested with all of the rights in respect thereof granted to the Landlords herein or otherwise; provided that no Landlord shall be permitted to assign its rights hereunder to any Person to which such Landlord sells or conveys any hotel subject to a Lease, other than a Subsidiary (as defined in the Pooling Agreement) of the Landlord Representative.

  10. TERMINATION OF GUARANTEE; REINSTATEMENT

      (a) At any time when the CCC Limit of Liability shall be equal to zero as of the most recent Distribution Date (as defined in the Pooling Agreement), after giving effect to any payments of Rent Shortfalls on such date, Pool Parent shall be entitled to cause this Guarantee and the Pooling Agreement to terminate (except to the extent provided in paragraph (b) below) by giving Landlord Representative (as defined in the Pooling Agreement) notice of termination, in which event the following provisions will apply:

          (i) If (x) the notice is given after the end of a Fiscal Year, (y) the CCC Limit of Liability as of the end of the Fiscal Year immediately preceding the date of such notice was zero, and (z) either the notice is given prior to the Distribution Date with respect to the first Accounting Period of a Fiscal Year or the Cumulative Guarantee Payments as of the end of the Fiscal Year immediately preceding the date of such notice are greater than or equal to the Cumulative Guarantee Ceiling for the Fiscal Year in which such notice is given, this Guarantee will terminate (except to the extent provided in paragraph (b) below) effective on the date 6 months after the date of such notice, and the provisions of paragraph (iii) below shall apply during such 6-month period.

          (ii) If the conditions set forth in paragraph (i) above do not apply, then the following provisions will be applicable.

          (A) Pool Parent shall provide to Landlord Representative, together with the termination notice, a statement setting forth a calculation of the Allowable Projected Year-End Guarantee Payments as of the end of the then current Fiscal Year and the Allowable Projected Annual Operating Deficit for each Lease as to which a Guarantee Payment has been made in such Fiscal Year.

          (B) If the statement provided by the Pool Parent under paragraph (A) shows that the Allowable Projected Year-End Guarantee Payments as of the end of the then current Fiscal Year are greater than or equal to the Cumulative Guarantee Ceiling for such Fiscal Year, and the Landlord Representative does not dispute such calculation, then the termination will be effective six months after the date of such notice, and the provisions of paragraph (iii) below shall apply during such 6-month period.

          (C) If the statement provided by the Pool Parent does not show that the Allowable Projected Year-End Guarantee Payments as of the end of the then current Fiscal Year are greater than or equal to the Cumulative Guarantee Ceiling for such Fiscal Year, or the Landlord Representative informs the Pool Parent that it reasonably believes that the calculations on the statement incorrectly show that the Allowable Projected Year-End Guarantee Payments as of the end of the then current Fiscal Year are greater than or equal to the Cumulative Guarantee Ceiling for such Fiscal Year, then the notice will not be given effect at such time, and the provisions of paragraph (D) will apply.

          (D) If the initial statement does not show that the Allowable Projected Year-End Guarantee Payments as of the end of the then current Fiscal Year are greater than or equal to the Cumulative Guarantee Ceiling for such Fiscal Year or the Landlord Representative reasonably disputes the conclusion set forth in the statement, then Pool Parent may provide additional statements with respect to subsequent Accounting Periods in such Fiscal Year, setting forth the calculations in the manner set forth in paragraph (A). If a subsequent statement shows that the Allowable Projected Year-End Guarantee Payments as of the end of the then current Fiscal Year are greater than or equal to the Cumulative Guarantee Ceiling for such Fiscal Year, and the Landlord

       Representative does not dispute such calculation, then the termination will be effective six months after the end of the applicable Accounting Period, and the provisions of paragraph (iii) below shall apply during such 6-month period.

          (E) If, as of the end of the Fiscal Year in which the notice of termination is given, the CCC Limit of Liability, based on actual results, is zero, then the termination will be effective six months after the end of such Fiscal Year, and the provisions of paragraph (iii) below shall apply during such 6-month period.

          (F) If, as of the end of the Fiscal Year in which the notice of termination is given, the CCC Limit of Liability, based on actual results, is greater than zero, then the notice of termination will be deemed to be void and of no further effect.

          (G) If (i) a notice of termination becomes effective pursuant to paragraph (D) or (E) above, (ii) CCC and the Pool Parent made additional Guarantee Payments after the date of the initial notice and (iii) the CCC Limit of Liability as of the end of the Fiscal Year (disregarding the floor of zero) was less than the CCC Limit of Liability computed (disregarding the floor of zero) as of the Distribution Date on which the notice was initially given or immediately preceding the date of such notice, then, promptly after the date on which the relevant financial information becomes available that permits such determination, the Landlord Representative shall reimburse Pool Parent for the lesser of the amount of such additional Guarantee Payments after the date of the initial notice and the amount by which the CCC Limit of Liability as of the end of such Fiscal Year was less than the CCC Limit of Liability computed as of the time of such notice.

          (iii) During the six-month period after a notice of termination becomes effective pursuant to paragraph (i), (ii)(B), (ii)(D), or (ii)(E) above, CCC shall have no obligations hereunder other than with respect to Special Guarantee Obligations, which shall survive termination of this Guarantee, and the obligations of Pool Parent under this Guarantee shall remain in full force and effect, provided that the aggregate liability of Pool Parent for payment of Rent Shortfalls during such six-month period shall not exceed the aggregate amount of Distributable Cash with respect to all Leases during such period.

     (b) Upon expiration of the six-month period specified in paragraph (iii), neither CCC nor Pool Parent shall have any obligations hereunder other than with respect to Special Guarantee Obligations which shall survive such termination.

     (c) In the event that, on or before the 91st day after the expiration of the six-month period specified in paragraph (a)(iii) above, any Tenant or Pool Parent shall have become the debtor in any voluntary or involuntary bankruptcy proceeding, the Guarantee shall not be deemed to terminate as a result of such notice and shall be reinstated.

 11. CERTAIN DEFINITIONS

     As used in this Guarantee, the following capitalized terms have the meanings set forth below:

     "ANNUAL OPERATING DEFICIT" shall mean, with respect to any hotel for each full Fiscal Year in the Measurement Period (treating the period from the date of this Guarantee to the end of the Fiscal Year ending on or about December 31, 1999 as one full Fiscal Year), an amount equal to the excess (if any) of Tenant Operating Expenses for such Fiscal Year over Gross Revenues for such Fiscal Year. If Gross Revenues for such Fiscal Year are greater than or equal to Tenant Operating Expenses for such Fiscal Year with respect to the hotel, then there shall be no Annual Operating Deficit for such period with respect to such hotel.

     "ALLOWABLE PROJECTED ANNUAL OPERATING DEFICIT" means, for any Lease with respect to the Fiscal Year in which the date of determination occurs, an amount equal to (i) the projected Annual Operating Deficit, if any, for such Lease as of the end of such Fiscal Year, based on the actual Gross Revenues and Tenant Operating Expenses through the end of the most recent Accounting Period and the projected Gross Revenues and the projected Tenant Operating Expenses for the remaining Accounting Periods in such Fiscal Year as set forth in the most recent projected operating results prepared by the applicable hotel manager, less (ii) an amount equal to 1% of the amount of Rent under such Lease for the remaining Accounting Periods in such Fiscal Year as reasonably projected by the Tenant on the basis of the most recent projected operating results prepared by the applicable hotel manager.

     "ALLOWABLE PROJECTED YEAR-END GUARANTEE PAYMENTS" means, as of any date of determination, an amount equal to the sum of (i) the Cumulative Guarantee Payments as of the end of the prior Fiscal Year plus (ii) with respect to each Lease as to which any Guarantee Payment has been made in the then current Fiscal Year, the lesser of (x) the aggregate amount of such Guarantee Payments or (y) the Allowable Projected Annual Operating Deficit (as defined below) for such Lease for such Fiscal Year.

     "CCC LIMIT OF LIABILITY" at any time during a Fiscal Year shall be an amount (not less than zero) equal to the excess, if any, of (i) the Cumulative Guarantee Ceiling for such Fiscal Year over (ii) the Cumulative Guarantee
                                       ----
Payments (as hereinafter defined) as of the date of determination.

     "CUMULATIVE GUARANTEE CEILING" means, (i) for Fiscal Year 1999, $_________________/1/ and (ii) for any subsequent Fiscal Year, ten percent (10%) of the greater of (x) the aggregate Rent, prior to any FF&E Adjustments and excluding Additional Charges (as all such terms are defined in the Leases), payable with respect to the previous Fiscal Year pursuant to all of the Leases and (y) the aggregate actual Rent (prior to FF&E Adjustments and excluding Additional Charges) payable with respect to Fiscal Year 1999 pursuant to all of the Leases.

--------------------------------
/1/   An agreed estimate of 10% of the aggregate amount of Rent (prior to FF&E
Adjustments and excluding Additional Charges) payable under all Leases listed on
Schedule 3 for Fiscal Year 1999.
----------

     "CUMULATIVE GUARANTEE PAYMENTS" shall mean, with respect to any date of determination, the lesser of (i) the aggregate amount of Annual Operating Deficits and Current Year Operating Deficits with respect to all Leases during the applicable Measurement Period and (ii) the aggregate amount of Guarantee Payments made by Pool Parent and CCC during the applicable Measurement Period.

     "CURRENT YEAR OPERATING DEFICIT" shall mean, with respect to any hotel as of any date of determination, an amount equal to the excess (if any) of Tenant Operating Expenses for the period from the beginning of the Fiscal Year in which the most recently completed Accounting Period falls to the end of the most recently completed Accounting Period over Gross Revenues for such period. If Gross Revenues for such period are greater than or equal to Tenant Operating Expenses for such period with respect to the hotel, then there shall be no Current Year Operating Deficit for such period with respect to such hotel.

     "GROSS REVENUES" shall have the meaning ascribed thereto for each hotel in the applicable Lease.

     "GUARANTEE PAYMENT" shall mean a payment by Pool Parent or CCC in respect of a Rent Shortfall (as defined in the Pooling Agreement).

     "MEASUREMENT PERIOD" means, as of any date of determination, the period beginning on the first day of the Accounting Period in which the date of this Guarantee occurs and ending on the last day of the Accounting Period ending immediately preceding such date of determination.

     "TENANT OPERATING EXPENSES" shall mean, with respect to any hotel, all expenses incurred by Tenant or the applicable hotel manager on behalf of Tenant in connection with the operation of such hotel, including Rent and base and incentive management fees payable by Tenant, all determined in accordance with GAAP; provided that Tenant Operating Expenses shall not include (i) any amounts that are Landlord Obligations under the applicable Lease, (ii) any debt service payable by Tenant, or (iii) any administrative or overhead expenses of Tenant (other than such expenses reimbursable to the applicable hotel manager).

 12. MISCELLANEOUS

     (a) This Guarantee, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Maryland (but not including the choice of law rules thereof).

     (b) The Guarantors agree that service of process may be made upon any one or more of them by registered mail (return receipt requested) directed to the applicable Guarantors at their respective addresses designated for notice on the signature page hereof, and service so made upon a Guarantor shall be deemed to be completed upon receipt by such applicable Guarantor. Nothing in this Section 12(b) shall affect the right of any Landlord to serve legal process in any other manner permitted by law.

     (c) To the maximum extent permitted by law, the Guarantors hereby waive any right that they may have to a trial by jury of any dispute (whether a claim in tort, contract, equity or otherwise) arising under or related to this Guarantee or any related matters, and agree that any such dispute shall be tried before a judge sitting without a jury.

     (d) For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires, (i) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied, (ii) all references in this Guarantee to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of this Guarantee, (iii) the term "including" shall have the same meaning as "including, without limitation," and (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Guarantee as a whole and not to any particular Section or other subdivision.

     (e) This Guarantee may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto, shall have been signed.

     IN WITNESS WHEREOF, the Guarantors have executed this Guarantee as of the day and year first above written.


                               CRESTLINE CAPITAL CORPORATION



                               By:________________________________
                                  Bruce D. Wardinski
                                  President and CEO


                                      Address for Notice:
                                      Crestline Capital Corporation
                                      10400 Fernwood Road
                                      Bethesda, Maryland  20817
                                      Attn:  General Counsel



                               [POOL PARENT]



                               By:________________________________
                                  James L. Francis
                                  President


                                      Address for Notice:
                                      c/o Crestline Capital Corporation
                                      10400 Fernwood Road
                                      Bethesda, Maryland  20817
                                      Attn:  General Counsel

                               HOST MARRIOTT, L.P.

                               By:    Host Marriott Corporation, its general
                                      partner


                               By:________________________________
                                      Name:
                                      Title:

                                      Address for Notice:
                                      Host Marriott, L.P.
                                      10400 Fernwood Road
                                      Bethesda, Maryland  20817
                                      Attn:  General Counsel

                                                                      Schedule 1
                                                                      ----------
                                                                              to
                                                                              --
                                                                       Guarantee
                                                                       ---------


                               LIST OF LANDLORDS


[TO BE PROVIDED]

                                                                      Schedule 2
                                                                      ----------
                                                                              to
                                                                              --
                                                                       Guarantee
                                                                       ---------


                                LIST OF TENANTS



[TO BE PROVIDED]

                                                                      Schedule 3
                                                                      ----------
                                                                              to
                                                                              --
                                                                       Guarantee
                                                                       ---------


                               LIST OF AGREEMENTS


     [List will include the following agreements in connection with each lease pool: all Leases, all working capital notes, and all owner's agreements]